Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lake Sunapee Bank Group of our reports dated March 15, 2016, relating to the audits of the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K of Lake Sunapee Bank Group for the year ended December 31, 2015.

Peabody, Massachusetts	/s/ Baker Newman & Noyes LLC

June 17, 2016